EXHIBIT 23.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-33682, 33-62496, 333-114107, 333-117818 and 333-150471 on Form S-3, and Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873, 333-65424, 333-107414 and 333-144893 on Form S-8, of our reports dated February 18, 2011, relating to (1) the consolidated financial statements of Bristol-Myers Squibb Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the accounting standard related to Business Combinations, effective for business combinations entered into on or after January 1, 2009) and (2) the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 18, 2011

E-23-1